EXHIBIT 11



               MEDIWARE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
             SCHEDULE OF COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                   (Unaudited)




                                                     Three Months Ended                       Six Months Ended
                                                         December 31,                           December 31,
                                             -------------------------------         -------------------------------
                                                 1999                1998                1999                1998
                                             -----------         -----------         -----------         -----------
Basic Earnings (Loss) Per Share

      Net earnings (loss)                    $   433,000         $   883,000          $  794,000         $(2,823,000)

      Weighted-average shares:
        Outstanding                            6,344,000           6,049,000           6,258,000           5,840,000
                                             -----------         -----------          ----------         -----------

         Basic Earnings (Loss) Per Share     $      0.07         $      0.15          $     0.13         $     (0.48)
                                             ===========         ===========          ==========         ===========


Diluted Earnings (Loss) Per Share

      Net earnings (loss)                    $   433,000         $   883,000          $  794,000         $(2,823,000)

      Weighted-average shares:
        Outstanding                            6,344,000           6,049,000           6,258,000           5,840,000
        Options and Warrants                     857,000           1,008,000             918,000                --
                                             -----------         -----------          ----------         -----------
                                               7,201,000           7,057,000           7,176,000           5,840,000
                                             -----------         -----------          ----------         -----------

         Diluted Earnings (Loss) Per Share   $      0.06         $      0.13          $     0.11         $     (0.48)
                                             ===========         ===========          ==========         ===========


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